LEASE
                                      -----

         This LEASE, made this 12 day of January, 1987, between JANET PRINCE, hereinafter called the OWNER, and BOWLIN'S, !NC., a New Mexico corporation, hereinafter called the LESSEE.

                                       I.

                        DESCRIPTION OF PROPERTY AND RENTS
                        ----------- -- -------- --- -----

         A. The OWNER does hereby lease to the LESSEE for commercial and/or retail purposes, the premises described below:

                  Township 15 South, Range 22 East
                  -------- -- ------ ----- -- ----

                  That  portion  of Lots 5, 6, 7, 8, and the Sl/2  NW1/4  SEl/4,
                  Section 36, Township 15 South, Range 22 East, G&SRB&M, all more precisely described as follows: "Beginning at the Southeast corner of said Section, thence West and along the South line of said Section approximately 3168.73 feet to a point of intersection with the East-bound construction center line of the Benson-Steins Pass Interstate Highway as shown on Arizona Highway Department Right-of-Way Map A-2T-366; thence North-Easterly and along said East-bound construction center line to a point of intersection with the East line of said Section thence South and along the East line of said Section, 1802.96 feet to the point of beginning, and containing 64.84 acres, more or less."

         The property includes the four buildings which constitute the business and museum premises and any museum items and fixtures having not been previously returned to the OWNER. The OWNER and LESSEE acknowledge that the property is currently being surveyed and further agree that a legal description from the survey currently underway will be the proper description of the property for the purposes of this lease and will be attached to the lease as Amendment A when said survey is complete.

         B. The OWNER does hereby acknowledge that the land on the opposite side of the above described interchange (North) is under State Lease Number C-24961, dated February 16, 1978, for future development into a Recreational Vehicle Park. OWNER acknowledges and LESSEE agrees to pay OWNER the exact amount due the State of Arizona under this lease each year for OWNER and LESSEE'S mutual benefit by having no competition across the interchange. State Lease Number C-24961 is to be attached and made a part hereof as Exhibit A.

         C. OWNER hereby acknowledges and grants LESSEE the permission and right to construct a new fifth building on the above described premises. OWNER hereby acknowledges that LESSEE has been granted a Dairy Queen franchise for the above described location and that said new building will be for the specific purpose of operating a Dairy Queen-Brazier Restaurant. LESSEE agrees to construct said new building according to all pertinent and controlling building codes and ordinances of the State of Arizona and Cochise County and to specifications, approved by International Dairy Queen. Hereinafter in this document FOOD SALES will refer to sales of Dairy Queen authorized products sold through this new facility.
                                       II.

                                  TERM OF LEASE
                                  ---- -- -----

         The term of this lease shall be [Confidential treatment requested], both dates inclusive, unless sooner terminated as herein provided. This lease shall not hamper negotiation of a new lease between OWNER and LESSEE to terms mutually agreeable for a new lease at the termination of this lease.

                                      III.

                        MINIMUM RENT AND PERCENTAGE RENT
                        ------- ---- --- ---------- ----

         A. The minimum rent for the above described lease property is [Confidential treatment requested] payable annually by LESSEE, monthly in advance in equal installments of [Confidential treatment requested] each. The payments are due on the first day of every month during the term. In addition to the minimum rent, LESSEE shall pay, for each lease year, additional rent based upon a percentage of LESSEE'S [Confidential treatment requested] from the leased property as hereinafter set forth. The term [Confidential treatment requested] which are subject to the sales tax imposed under Arizona State Law.

         B. Total annual rental based on [Confidential treatment requested] and subject to the minimum rental specified above shall be calculated as follows:

                    (1) [Confidential treatment requested] percent of the first [Confidential treatment requested] of annual [Confidential treatment requested]. This [Confidential treatment requested] is the guaranteed annual rent addressed in above paragraph (A) and establishes [Confidential treatment requested] as the base above which the following percentage rents are calculated.

                    (2) In addition to the minimum rent described above, LESSEE shall pay OWNER [Confidential treatment requested] of all [Confidential treatment requested]
                          made in excess of [Confidential treatment requested] annually except as provided for in paragraph (3) below.

                    (3) Food Sales: It is hereby agreed by OWNER and LESSEE to establish 1985 as the base period year for food sales. 1985 annual food sales made by LESSEE were [Confidential treatment requested]. Using the above established period for food sales, and because OWNER acknowledges that LESSEE must pay percentage rent to International Dairy Queen for the franchise, then food sales percentage rent shall be calculated as follows:
                          If total annual [Confidential treatment requested] exceed [Confidential treatment requested] then the percentage rent on food sales made in excess of [Confidential treatment requested] annually shall be [Confidential treatment requested]

         Payments of estimated percentage rents in excess of the minimum rent shall be paid on the 15th day of each month beginning with the month of September, 1986 which shall be the percentage rent for August, 1986. Said payments shall be computed at the end of each month as follows:

                  [Confidential   treatment   requested]   of  the   amount   of
                  [Confidential treatment requested] for that month in excess of [Confidential treatment requested].

         C. Petroleum Products Rent:

                  Minimum rent paid to OWNER on the existing Chevron Station shall be [Confidential treatment requested] per month due on the first of each month. Percentage rent shall be paid based upon [Confidential treatment requested] per gallon of gasoline pumped. LESSEE shall prepare a reconciliation of gallonage pumped annually at the same time percentage rents are reconciled and compute and pay to OWNER any percentage due OWNER above the [Confidential treatment requested] annual minimum rent.

         D. On August 15 of each year beginning with August 15, 1987, the total annual rent for the twelve month period, August 1 through July 31 each year, shall be recomputed pursuant to paragraphs (A), (B), and (C) of this section. If the LESSEE shall have paid a total of rents which are in excess of the recomputed rents, then the OWNER shall return to the LESSEE the surplus of the collected rents over the recomputed rents or shall allow a credit of such surplus toward the subsequent year's percentage rent. In no event shall an amount less than the minimum annual rental be paid. Should the LESSEE have paid a total of rents in an amount which is less than the recomputed rents, then the LESSEE shall pay to the OWNER such deficiency on September lst of the applicable year.

                                       IV.

                                 RENT ABATEMENT
                                 ---- ---------

         If at any time the entrance to the property is closed more than three days due to circumstances beyond LESSEE'S control. such as highway construction or other third-party activities beyond LESSEE'S control, the rent shall abate for the period involved.

                                       V.

                                 PROPERTY TAXES
                                 -------- -----

         The LESSEE shall pay any increases in the taxes assessed and levied against the leased property above the amount of [Confidential treatment requested] during the term of this lease, whether the increase in taxation results from a higher tax rate or an increase in the assessed valuation of the leased property, or both.

         LESSEE shall pay all property taxes levied against the LESSEE'S personal property, merchandise, cars, trucks, service stations, and mobile structures placed upon the premises by LESSEE.

                                       VI.

                              USE AND EXCLUSIVE USE
                              --- --- --------- ---

         The LESSEE shall use and occupy the leased premises for the purpose of operating a business engaged in the sale of goods and services including, but not limited to: curios, jewelry, gifts, petroleum products amusement fees, food and other related activities.

         The OWNER shall not lease any portion of the above described property for any purpose whatever, without specific consent of LESSEE. The OWNER shall not permit any person except the LESSEE, its agents, or servants to sell or exchange on such property any article whatsoever without specific written consent and permission from LESSEE.

                                      VII.

                                     REPAIRS
                                     -------

         A. OWNER shall maintain the exterior walls, foundation, and plumbing mains outside the building, except that there shall be no responsibility to repair damage caused to the same by the LESSEE, its agents or patrons. As a condition precedent to any liability from the OWNER to the LESSEE for failure so to do, the LESSEE must first notify the OWNER in writing of the alleged defect and the OWNER shall have ten days thereafter in which to make repairs, if necessary, to the said exterior walls, foundation and plumbing outside the building.

         B. The LESSEE shall, at its cost, keep and maintain said premises, the appurtenances and improvements (including the plumbing inside the building and the roof of the building) in good repair and in sanitary condition, and shall promptly repair all damage caused to said leased premises by the LESSEE its agents or patrons.

                                      VIII.

                       LESSEE'S RIGHT TO ALTER AND IMPROVE
                       -------- ----- -- ----- --- -------

         LESSEE shall have the right to make changes, alterations, or additions to the buildings located on the leased property or to construct improvements on the leased property.

         A. Any permanent improvement to the leased property or any part thereof during the term of this lease shall at once become the absolute property of the OWNER without payment of any kind therefor. However, any equipment, tanks and pumps added to the OWNER's property by the third party (namely an oil company) shall not be permanent and shall remain the property of said oil company.

         B.  Any  permanent   improvement   made  will  be  adequately   insured
immediately by LESSEE once improvement or addition is completed.

         C. Any mobile structures including, but not limited to, mobile homes, fixtures, cars, trucks and personal property shall be removed by LESSEE Upon termination of this lease and ownership of same shall remain with LESSEE.

                                       IX.

                                    UTILITIES
                                    ---------

         LESSEE shall pay all charges for gas, electricity, water, and telephone used or supplied in connection with the leased property, and shall indemnify the OWNER against any liability or damages on such accounts.

                                       X.

                                     DEFAULT
                                     -------

         Any one or more of the following occurrences shall be deemed a default by LESSEE at the time of such occurrence:

               (1) When LESSEE fails to pay any  installment of rent when due or fails to fulfill or perform any of the other agreements or provisions of this lease, which are the obligation of the LESSEE, and LESSEE'S failure to perform continues for a period of thirty days after OWNER shall have demanded in writing by Certified Return Receipt mail for performance thereof;

               (2) When LESSEE is adjudicated a bankrupt or makes an  assignment for benefit of creditors;

               (3) When LESSEE'S interest in this lease is levied on or attached in any action against LESSEE and such levy or attachment is not vacated within sixty (60) days thereafter.

         If any one or more of the above occurs, the OWNER may elect any of the following remedies without prejudice to any other rights or remedies which might otherwise be available to OWNER:

               (1) Bring  appropriate  action  against  LESSEE  to  enforce  the agreements and provisions of this lease, and to compel the LESSEE to abide by the same.

               (2) Terminate  this lease,  and in such even OWNER may rightfully re-enter the leased premises without notice or demand, and repossess the same or recover possession thereof, as if such premises were held by forcible detainer; or,

               (3) Pursue,  in connection with the foregoing or separately,  any other right or remedy provided by law.

                                       XI.

                             OWNER'S RIGHT OF ACCESS
                             ------- ----- -- ------

         The OWNER may enter the leased property, at any reasonable time, for the purpose of inspecting the leased property or performing any work which the OWNER deems necessary to maintain property interests.

                                      XII.

                      FIRE OR OTHER DESTRUCTION OF PREMISES
                      ---- -- ----- ----------- -- --------

         A. In case of damage to or destruction of any building on the leased property or of the machinery fixtures, and equipment (except movable trade fixtures, furniture, and furnishings) used in the operation and maintenance thereof, by fire or otherwise, whether or not insured under the standard fire insurance policy with approved standard extended coverage endorsement applicable to the leased property, the LESSEE will, at such time and upon the conditions hereinafter set forth, restorer repair, replace, rebuild, or alter the same as nearly as possible to the condition such property was in immediately prior to such damage or destruction. Such restoration, repair, replacement, rebuilding, or alteration shall be commenced as soon as practicable and, after such work has been commenced, it shall be prosecuted with reasonable diligence.

         B. All insurance money received by the OWNER on account of such damage or destruction, less the cost, if any, of such recovery, shall be deposited in escrow by the OWNER and shall be applied by the OWNER to the payment of the cost of such restoration, repair, replacement, rebuilding, or alteration (the "work"), including expenditures made for temporary repairs or for the protection of property pending the completion of permanent restoration, repair, replacement, rebuilding, or alteration to the leased property, and shall be paid out, as hereinafter provided, from time to time, as such work progresses, upon the written request of the LESSEE which shall be accompanied by the following:

                (1) A certificate  of the architect or engineer in charge of the work (the certificate), dated not more than 30 days prior to such request, setting forth that the sum then requested either has been paid by the LESSEE or is justly due to contractors, subcontractors, materialmen, engineers, architects, or other persons (whose names and addresses shall be stated), who have rendered services or furnished materials for certain work. The certificate shall give a brief description of such services and materials, shall list the several amounts so paid or due to each of such persons, shall state the fair value of the work at the date of the requisition, and shall state that no part of such expenditures has been or is being made the basis for any other request for payment. The certificate shall state also that except for the amounts listed therein, there is no outstanding indebtedness known to such architect or engineer, after due inquiry, which is then due for labor, wages, materials, supplies, or services in connection with such work which, if unpaid, might become the basis of a vendor's, mechanic's, laborer's, materialman's, or similar lien upon such work or upon the leased property.

                 (2)An affidavit  sworn to by the LESSEE that all  materials and all property constituting the work described in such certificate of the architect or engineer are free and clear of all security interests, liens, charges, or encumbrances, except encumbrances, if any, securing indebtedness due to persons specified in such certificate which are to be discharged upon payment of such indebtedness.

         C. Upon compliance with the foregoing provisions of subparagraph (B), the OWNER shall, out of such insurance money previously deposited in escrow, on request of the LESSEE, pay to the persons named in such certificate the respective amounts stated to be due to them, or shall pay to the LESSEE the amount stated to have been paid by the LESSEE; provided, however, that such payments shall not exceed in amount the fair value of the relevant work as stated in the certificate. If the insurance money in the hands of the OWNER exceeds the amount required to pay the cost of such work, the OWNER shall be entitled to retain such excess. In the event that the insurance proceeds do not satisfy the total cost of restoration, repair, replacement, rebuilding or alteration, the LESSEE shall pay any costs in excess of the insurance proceeds received which are necessary to satisfy such costs.

         D. If there is a substantial interference with the operation of the LESEE'S business in the leased property requiring the LESSEE to temporarily close its business to the public, the minimum rental shall be equitably apportioned or abated for the duration of such repairs in proportion to the extent to which there is interference with the operation of the LESSEE'S business.
                                      XIII.

                                 INDEMNIFICATION
                                 ---------------

         LESSEE agrees to indemnify and hold OWNER harmless from any loss, damage, or liability occasioned by, or arising from any default hereunder, or negligent act on the part of the LESSEE, its agent or employee; LESSEE further agrees to indemnify and hold OW14ER harmless from any loss, damage or liability occasioned by, or arising from any negligent act on the part of the OWNER, its agent or employee.

                                      XIV.

                                    INSURANCE
                                    ---------

         A. LESSEE agrees to provide at its cost and to keep current a standard form of liability policy insuring the OWNER and LESSEE from public liability in limits of THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($300,000.00) / FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00). LESSEE shall provide the OWNER with satisfactory proof of the existence of said policy upon request from OWNER. LESSEE agrees to name the OWNER as additional insured on all, applicable liability insurance policies.

         B. LESSEE agrees to carry fire/lightning insurance, extended coverage and vandalism insurance, on the above described premises at LESSEE'S sole and total expense. OWNER shall be the named insured on all such policies. All building values shall be agreed upon in writing by and between OWNER and LESSEE annually to ensure that OWNER feels adequate insurance is in effect on the subject property. Adequate insurance coverage is contemplated being carried to avoid invoking the eighty (80) percent co-insurance clause uniformly enforced by insurance companies if a loss occurs on underinsured property.

                                       XV.

                                 EMINENT DOMAIN
                                 ------- ------

         If the leased property or any part thereof, is taken by eminent domain such that the property is rendered unusable for LESSEE'S commercial purposes, this lease shall expire on the date when the leased property shall so be taken and the rent shall be apportioned to that date.

                                      XVI.

                                 RIGHT TO SUBLET
                                 ----- -- ------

         LESSEE shall have the right to sublet to a third party (oil company) space for LESSEE'S sale of additional petroleum products if such oil company supplier is available from time to time during the term of this lease. LESSEE may sublet all or a portion of the leased property for the remainder of the term with the approval of the OWNER, which approval OWNER shall not unreasonably withhold, provided that the business or occupation of the sublessee is not extra-hazardous or illegal. The LESSEE shall remain primarily liable for the payment of the rent herein reserved and for the performance of all the terms of this lease required to be performed by the LESSEE.

                                      XVII.

                             RIGHT OF FIRST REFUSAL
                             ----- -- ----- -------

         OWNER hereby grants LESSEE the Right of First Refusal as defined below:

         A. This Right of First Refusal shall continue so long as LESSEE shall be current in i ts payments of rental sums due as provided in this lease and performing all the terms and conditions stated therein to be kept and performed.

         B. LESSEE has the right to purchase the real property and personal property described in said lease under the following terms and conditions:

                  (1) This right  refers to all the OWNER  controlled  land area and buildings occupied by "The Thing" and its signs, including non-contiguous land east of the property on the north side of Interstate 10.

                  (2) If OWNER shall  receive a bona fide offer to purchase  the said area of land and buildings occupied by "The Thing", and being that real property and improvement described herein, OWNER shall thereupon deliver to LESSEE a copy of said offer and the said LESSEE shall have thirty (30) days in which to meet said offer and to make an equivalent offer to purchase.

                  (3) If OWNER shall receive a bona fide offer to purchase which
                      LESSEE shall not meet nor make (after receipt of notice from OWNER) and which OWNER does not accept, then this "First Refusal" shall continue in full force and effect according to the provisions hereof. However, if LESSEE does not meet nor make an offer communicated to it by OWNER and OWNER accepts the offer made by a third party, then this "First Refusal" shall terminate.

                  (4) Any sale by OWNER  will be  subject  to this  lease  dated
                      August 1, 1986.


                                     XVIII.

                         MUTUAL RELEASE OF LIABILITY TO
                         ------ ------- -- --------- --
                      EXTENT OF SPECIFIC INSURANCE COVERAGE
                      ------ -- -------- --------- --------

         Except as provided in Article XII, the OWNER and the LESSEE and all parties claiming under them hereby mutually release and discharge each other from all claims and liabilities arising from or caused by any hazard covered by insurance in connection with property on, or activities conducted on the leased property, regardless of the cause of the damage or loss.

                                      XIX.

                                      SIGNS
                                      -----

         LESSEE shall maintain and pay for all painting, repairs and sign rentals for the numerous signs advertising the leased premises. It is understood that all. signs are the exclusive property of LESSEE and OWNER hereby assigns all signs, sign locations, and any income derived therefrom during any term of this lease to LESSEE.

                                       XX.

                                     NOTICE
                                     ------

         Any notice under this lease must be in writing and must be sent by Registered or Certified, Return Receipt mail to the last address of the party to whom the notice is to be given, as designated by such party in writing. The date of the notice is the date of mailing same. The OWNER hereby designates her address as 6826 Campfield Road, Baltimore, Maryland, 21207. The LESSEE hereby designates its address as 136 Louisiana NE, Albuquerque, New Mexico, 87108.

                                      XXI.

                          TERMINATION OF PREVIOUS LEASE
                          ----------- -- -------- -----

         Upon the execution and delivery of this lease, that certain lease dated December 18, 1978, between the parties hereto affecting the property hereby leased, is canceled and neither party shall have any further rights or obligations thereunder.

                                      XXII.

                            ATTORNEY'S FEES AND COSTS
                            ---------- ---- --- -----

         In the event suit is brought to enforce the provisions hereof, the prevailing party shall be entitled to recover its attorney's fees and costs incurred therein.

                                     XXIII.

                           LEASE TERM, EXECUTION DATE
                           ----- ----- --------- ----
                            AND MINIMUM RENT RECEIPT
                            --- ------- ---- -------

         OWNER and LESSEE acknowledge and agree that this lease term began on August 1, 1986 although executed this 12 day of January, 1987. OWNER also acknowledges receipt of LESSEE's checks to bring minimum monthly rent payments current from August 1, 1986 through December 31, 1986 consistent with
Article III "MINIMUM RENT AND PERCENTAGE RENT".

                                      XXIV.

                           RELEASE OF SELLER UPON SALE
                           ------- -- ------ ---- ----

         The term OWNER as used in this lease, means only the owner for the time being of the leased property, so that in the event of any sale of the leased property, after LESSEE did not meet any bona fide offer of a third party described in Article XVII "RIGHT OF FIRST REFUSAL", the seller shall be and hereby is entirely relieved of all obligations of the OWNER hereunder. Without further agreement between the parties or between either of the parties and any purchaser of the leased property, such purchaser shall be deemed to have assumed all obligations of the OWNER under this lease, and any sale shall be made subject to the terms of this lease.

                                      XXV.

                                 BINDING EFFECT
                                 ------- ------

         This lease shall apply to and bind the heirs, executors, administrators and assigns of the respective parties hereto.


                                  LESSOR:  /s/ Janet Prince
                                           ----------------------------------
                                           JANET PRINCE/OWNER



                                  LESSEE:  /s/ C. C. Bess
                                           ----------------------------------
                                           BOWLIN'S INCORPORATED by
                                           Executive Vice President

ATTEST:



---------------------------------------
Secretary, BOWLIN'S INC.


STATE OF Maryland   )
                    )SS.
County of Baltimore )

         SUBSCRIBED AND SWORN To before me this 12 day of January, 1987, by JANET PRINCE.

My Commission Expires:
7-1-90
-----------------------
                                     /s/ Signature Illegible
                                     -----------------------------------------
                                     NOTARY PUBLIC

STATE OF NEW MEXICO   )
                      )Ss.
County of Bernallillo )

         SUBSCRIBED AND SWORN TO before me this 16th day of January, 1987, by C.C. BESS, Executive Vice President of BOWLIN'S, INCORPORATED.

My Commission Expires:
     5/31/87                                /s/ William J. McCabe
----------------------                      ------------------------------
                                            NOTARY PUBLIC